UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

BOINGO WIRELESS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to: Ilan Lovinsky, Esq. Ryan Gunderson, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 3570 Carmel Mountain Rd., Suite 200 San Diego, CA 92130 (858) 436-8000
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Boingo Wireless, Inc., a Delaware corporation (“Boingo” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2016 Annual Meeting of Stockholders, to be held on June 9, 2016 at 10:30 a.m. local time at the Hotel Palomar located at 10740 Wilshire Boulevard, Los Angeles, California, 90024 and at any and all adjournments, postponements or reschedulings thereof (the “2016 Annual Meeting”).  The Company filed a definitive proxy statement with the Securities and Exchange Commission on April 28, 2016 and mailed the definitive proxy statement to its stockholders (the “Boingo Proxy Statement”).

Press Release Issued on May 23, 2016

Included below is a press release issued by Boingo on May 23, 2016, which commented on Boingo’s investor presentation first used on May 23, 2016, which discusses, among other items, why stockholders should vote the WHITE proxy card to support the election of Boingo’s highly qualified and very experienced nominees, Charles Boesenberg and Terrell Jones, at the 2016 Annual Meeting and reject the nominees presented by four individual stockholders, together with a new hedge fund affiliated with two of the stockholders, Ides Capital (collectively, the “Ides Group”).

Important Additional Information And Where To Find It

In connection with its solicitation of proxies for the 2016 Annual Meeting of Stockholders, Boingo has filed with the SEC and mailed to stockholders the Boingo Proxy Statement together with a WHITE proxy card. Boingo, its directors and its executive officers are deemed to be participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting. Information regarding the interests of such participants is included in the Boingo Proxy Statement and other relevant documents filed and to be filed by the Company with the SEC in connection with the proxy solicitation. To the extent holdings of Boingo’s securities change from the amounts shown in the Boingo Proxy Statement, such changes will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE BOINGO PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY BOINGO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may be able to obtain an additional copy of Boingo Proxy Statement, any amendments or supplements thereto, the accompanying WHITE proxy card, and other documents filed by Boingo with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.boingo.com, by writing to the Company’s Corporate Secretary at Boingo Wireless, 10960 Wilshire Blvd., 23rd Floor, Los Angeles, California 90024, or by calling the Company’s Corporate Secretary at (310) 586-5180.

FOR IMMEDIATE RELEASE

Boingo Wireless Files Investor Presentation

Outlines Boingo’s Strong Financial and Operational Results

Details Board and Management’s Success in Executing on Boingo’s Strategic Transformation

Highlights Lack of Strategic Plan and Ever-Evolving Demands Made by the Ides Group(1) who, with its Minimal Short-Term Shareholding, Would Disrupt Boingo’s Progress and Add NO Value to the Board

Boingo Recommends Stockholders Vote “FOR” Boingo’s Highly Qualified Director Nominees on the WHITE Proxy Card

LOS ANGELES, Calif. — May 23, 2016 — Boingo Wireless (NASDAQ: WIFI) (the “Company”), the leading distributed antenna system (“DAS”) and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, today announced that it has filed an investor presentation with the Securities and Exchange Commission (“SEC”) in connection with the Company’s 2016 Annual Meeting of Stockholders to be held on June 9, 2016. Boingo stockholders of record at the close of business on April 13, 2016, are entitled to vote at the 2016 Annual Meeting.

The presentation and other materials regarding the Board of Directors’ recommendation for the 2016 Annual Meeting are available on the Investor Relations section of the Company’s corporate website at www.boingo.com and on the SEC’s website at www.sec.gov.

“The ambitious transformation Boingo has been executing for the past three years is beginning to bear fruit, as evidenced by our strong 2015 and first quarter 2016 financial and operational results,” said Dave Hagan, Chairman and Chief Executive Officer of Boingo Wireless. “We remain committed to delivering high growth and high value to our stockholders as we continue to execute against our strategic initiatives and capitalize on mobile data growth and network densification trends. In stark contrast, the Ides Group, which owns less than 0.5% of Boingo and is a short-term holder with a self-serving agenda, is demanding 33% control of the Board without offering any plan, posing a significant risk to the future success of Boingo.”

The Boingo Board of Directors strongly recommends that stockholders protect the value of their investment by voting on the WHITE proxy card “FOR” Boingo’s experienced, independent and highly-qualified director nominees: Charles Boesenberg and Terrell Jones.

Highlights of the presentation include:

Boingo believes it is poised to realize the benefits of its strategic plan and leverage its market leadership position

(1)  “Ides Group” consists of a group of individuals and a related fund, Ides Capital.

•                  Boingo’s Board and management team are delivering high growth and high value to stockholders, as underscored by first quarter 2016 results, which included:

•                  6th consecutive quarter of double-digit revenue growth

•                  9th consecutive quarter of revenue at the high-end or above guidance

•                  3rd consecutive quarter of year-over-year gross margin improvement of at least 150 basis points

•                  Boingo has outperformed its peer group(2) and NASDAQ over the 2016 year-to-date period

•                  Looking ahead, management expects to return to positive free cash flow in the second half of 2016 and realize substantial recurring cash flows from significant investments in network assets

Boingo’s experienced Board and skilled management team are committed to the Company’s success and strong governance practices

•                  Boingo has an experienced Board of proven business leaders with an average tenure of approximately 3.5 years

•                  Boingo’s two independent director nominees bring critical experience to the Boingo Board and have strong track records of creating shareholder value at other companies where they either served on the board or held executive positions

•                  The Boingo Board is guided by best corporate governance practices, including:

•                  Active board refreshment, with all independent directors added in last five years

•                  Commitment to declassifying the Board

•                  No supermajority merger requirement

•                  No shareholder rights plan (poison pill)

•                  Adoption of majority voting standard for uncontested elections

•                  Boingo previously committed to expanding the Board in 2016 with a focus on diversity

•                  Commenced a search for new, diverse Board members in early 2016, prior to Ides’ involvement

•                  Ides Group’s nominees have been invited, yet have refused, to participate in the Board’s nomination process

Boingo has a track record of stockholder engagement and has made changes to executive compensation and incentive programs in response to stockholder feedback

•                  Say-on-Pay received 94.7% approval at the 2015 Annual Meeting

•                  As a direct result of stockholder feedback Boingo made further enhancements to its compensation and incentive programs:

•                  Half (50%) of CEO compensation is at risk, an increase from 23% in 2013

•                  Robust anti-hedging policy is in place for directors and officers

•                  Equity plans prohibit share recycling or re-pricing for options/RSUs

•                  CEO and CFO equity grants at 3-year cliff vesting with 50% performance component

(2)  Boingo defines its peer group as ENT, GOGO, TWER, EGHT, RNG, AMT, CCI, and SBAC. Boingo also outperformed its ISS peer group for the same period. The peer group indices are weighted by the market capitalization of each stock in the respective index.

•                  Put in place additional measures to decrease the frequency of public market sales by the CEO and CFO

•                  The Board is committed to ensuring total compensation and incentive programs are in line with peers and best practices and will continue to take stockholder feedback into consideration

Ides Group is composed of four short-term holders with minimal share positions acquired less than six months ago

•                  Ides Group has presented no strategic plan and refuses to allow its nominees to meet with Boingo

•                  Ides Group’s two hand-picked nominees have no relevant industry experience and minimal public board experience

•                  Throughout the duration of its interactions with Boingo, the Ides Group has demonstrated a lack of understanding of corporate governance best practices

•                  Adding the Ides Group’s director nominees to the Board could seriously disrupt the execution of the Company’s strategic plan

Remember, you can vote your shares by telephone or via the Internet.

Please follow the easy instructions on the enclosed WHITE proxy card.

If you have any questions or need assistance in voting

your shares, please contact our proxy solicitor:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include, among other statements, any statements regarding Boingo’s strategic plans, value creation, stock price and operating results, the timing of results from the execution of the strategic plan and the effectiveness of Boingo’s Board in overseeing the execution of Boingo’s strategic plan. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to maintain our existing and establish new relationships with venue partners, particularly key airport venue partners and military bases, our ability to maintain revenue growth and achieve profitability, our ability to execute on our strategic and business plans, our ability to successfully compete with new technologies and adapt to changes in the wireless industry, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2015 filed with the SEC on March 11, 2016 and Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 9, 2016. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Our vast footprint of small cell networks covers more than a million DAS and Wi-Fi locations and reaches more than 1 billion consumers annually - in places as varied as airports, stadiums, universities, and military bases. For more information about the Boingo story, visit www.boingo.com.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc.

Important Additional Information and Where to Find It

In connection with its solicitation of proxies for the 2016 Annual Meeting of Stockholders, Boingo Wireless, Inc. has filed with the SEC and mailed to stockholders a definitive proxy statement dated April 28, 2016 together with a WHITE proxy card. Boingo, its directors and its executive officers are deemed to be participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting. Information regarding the interests of such participants is included in the definitive proxy statement and other relevant documents filed and to be filed by the Company with the SEC in connection with the proxy solicitation. To the extent holdings of Boingo’s securities change from the amounts shown in the definitive proxy statement, such changes will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY BOINGO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may be able to obtain an additional copy of definitive proxy statement, any amendments or supplements thereto, the accompanying WHITE proxy card, and other documents filed by Boingo with the SEC for no charge at the SEC’s website at www.sec.gov.

Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.boingo.com, by writing to the Company’s Corporate Secretary at Boingo Wireless, 10960 Wilshire Blvd., 23rd Floor, Los Angeles, California 90024, or by calling the Company’s Corporate Secretary at (310) 586-5180.

Contacts

BOINGO WIRELESS

PRESS:

Lauren de la Fuente,

Vice President, Marketing and Communications

ldelafuente@boingo.com

(310) 283-8488

or

INVESTORS:

Kimberly Orlando

Addo Communications

kimberlyo@addocommunications.com

(310) 829-5400

JOELE FRANK, WILKINSON BRIMMER KATCHER

Jed Repko / Arielle Rothstein

(415) 869-3950

or

Sharon Stern / Viveca Tress

(212) 355-4449

MACKENZIE PARTNERS, INC.

Paul Schulman / Dan Sullivan

(212) 929-5500